EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Donald F. Detampel, Jr., the Chief Executive Officer, and Nicholas J. Cuccaro, the Chief Financial Officer, of Raindance Communications, Inc. (the “Company”), hereby certify that, to the best of our knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.
Dated:November 9, 2005

/s/ Donald F. Detampel, Jr.	/s/ Nicholas J. Cuccaro

Donald F. Detampel, Jr.	Nicholas J. Cuccaro
Chief Executive Officer and President	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Raindance Communications, Inc. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission (SEC) or its staff upon request. This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.